Item 77C

SCUDDER AGGRESSIVE GROWTH FUND

The Proxy Statement on Schedule 14A for Scudder Aggressive Growth Fund (File No. 811-07855) is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.